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                                                                     Exhibit 5.1





                                                     September 13, 1995



Cytogen Corporation
600 College Road East
Princeton, New Jersey 08540-5308


     Re:  Registration Statement on Form S-4
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Gentlemen and Ladies:

     We have acted as counsel to Cytogen Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-4 (including the proxy statement and prospectus forming a part thereof) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of an aggregate of up to 11,961,980 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") in connection with the merger (the "Merger") of Cellcor, Inc. ("Cellcor") with and into Cellcor Acquisition Corp. ("Sub") and the offer to holders of the common stock of Cellcor, par value $.01 per share ("Cellcor Common Stock"), entitling each such holder to purchase 1.118 shares of Common Stock for each share of Cellcor Common Stock held at a purchase price of $3.89 per share of Common Stock (the "Subscription Offer") pursuant to an Agreement and Plan of Merger, dated June 15, 1995, as amended (the "Merger Agreement"), among the Company, Cellcor and Sub.

     We have examined such corporate records and documents and other matters as we have deemed necessary in order to render this opinion.

     Based upon the foregoing, it is our opinion that, when issued in the Merger and when issued and delivered to subscribing holders of Cellcor Common Stock against payment therefor in the Subscription Offer pursuant to the Merger Agreement, the Common Stock will be validly issued, fully paid and non-assessable.
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Cytogen Corporation
September 13, 1995
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in respect thereof under the caption "LEGAL OPINIONS" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement (the "Joint Proxy Statement/Prospectus"). In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                                          Very truly yours,

                                                          DECHERT PRICE & RHOADS